Preferred Apartment Communities, Inc. Continues Simplification Strategy with Agreement for Transformational Office Portfolio Sale
– Increases Company Focus on Class A Suburban Sunbelt Multifamily Strategy

Atlanta, GA, April 19, 2021
Preferred Apartment Communities, Inc. (NYSE: APTS) (“PAC” or the “Company”) today announced that the Company has entered into an agreement to sell a portfolio of seven office properties and one office real estate loan investment to Highwoods Properties, Inc. (NYSE: HIW) for an aggregate purchase price of $717.5 million, including the assumption of debt. The transactions are expected to close in the third quarter of 2021 and are subject to customary closing conditions. The transactions have been unanimously approved by the Company’s Board of Directors. Highwoods is posting $50 million of earnest money deposits that are non-refundable except in limited circumstances. The portfolio was marketed by JLL.
“We are very pleased to announce this strategic agreement to sell the substantial majority of our office portfolio to Highwoods Properties. This sale will build upon our strategy to simplify our business platform that commenced with the sale of our student housing portfolio in the 2nd half of 2020. Upon closing, PAC’s real estate portfolio will be further streamlined with an increased primary weighting on our core Class A suburban Sunbelt multifamily business and our complementary 100% grocery-anchored Sunbelt retail investments. As we did with the student housing sale, we intend to utilize the cash proceeds generated from this sale (i) to continue to realign our balance sheet through calls and/or redemptions of our Series A preferred shares, (ii) to continue growing our core portfolio through acquisitions and real estate loan investments, and (iii) for other corporate purposes. Highwoods has demonstrated their commitment to this significant transaction and their sector experience throughout the process, and both groups worked very well together during the due diligence phase,” stated Joel T. Murphy, Preferred Apartment Communities’ President and Chief Executive Officer.
Mr. Murphy continued, “We will remain focused on maximizing the value of our few remaining office assets through prudent asset management and then effect a complete exit from the office sector through a controlled and well-navigated disposition process over time. We are grateful to the entire team at PAC for their hard work and commitment throughout this process, and particularly so to the professionals in our office group who assembled and operated this high quality portfolio of assets over these past five years.”
Portfolio
The portfolio includes seven properties and one real estate loan investment:
•150 Fayetteville, a 560,000 SF office tower located in Raleigh, NC
•Capitol Towers, a 479,000 SF two-building office tower complex located in Charlotte, NC
•CAPTRUST Tower, a 300,000 SF office tower located in Raleigh, NC
•Morrocroft Centre, a 291,000 SF three-building office complex located in Charlotte, NC
•Encore Center, a 111,000 SF office complex located in Atlanta, GA
•8 West (real estate loan investment), a 195,000 SF office property located in Atlanta, GA
•Armour Yards, a 187,000 SF creative office complex located in Atlanta, GA
•251 Armour, a 36,000 SF creative office complex located in Atlanta, GA
As part of the transaction, PAC will separately market Armour Yards and 251 Armour for sale to a third party. The Armour Yards and 251 Armour transaction may close earlier or later than the third quarter of 2021 depending on whether PAC chooses to sell them to a third party purchaser or requires Highwoods to purchase them (with an outside date in the first quarter of 2022).
Transaction Benefits:
•Continued Simplification: Company’s revenue will be derived primarily from multifamily properties and multifamily real estate loan investments, with the remainder coming from grocery anchored retail and the remaining office properties. The Company’s intention is to fully exit the office asset class having exited student housing in 2020.

•Further Realignment of the Balance Sheet: The Company expects to utilize a portion of the proceeds to redeem a portion of its 6.00% Series A Redeemable Preferred Stock.

•Allows for Capital Recycling into Core Multifamily Business: The Company intends to largely redeploy the remainder of the proceeds to grow its core suburban Sunbelt Class A multifamily business through PAC’s proprietary acquisition channels, including real estate loan investments, and for other corporate purposes.
The financial impacts of these planned disposition and investment activities were not included in the Company’s 2021 Core FFO per share guidance released on March 1, 2021. The Company anticipates that the transaction will reduce Core FFO following closing but this may be offset to some extent based on the use of the proceeds, the timing of redeployment of proceeds, and G&A savings. The Company will provide updated 2021 Core FFO guidance as part of its first quarter earnings release on May 10, 2021.
JLL acted as exclusive real estate advisor, Goldman Sachs & Co. LLC acted as exclusive financial advisor, and King & Spalding LLP acted as legal advisor to PAC.

About Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery-anchored shopping centers and Class A office buildings. Preferred Apartment Communities' investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating real estate loans. As of December 31, 2020, the Company owned or was invested in 116 properties in 13 states, predominantly in the Southeast region of the United States. Learn more at www.pacapts.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of forward-looking terminology such as "may", "trend", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "goals", "objectives", "outlook" and similar expressions. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements, including risks related to the closing of the transaction and timing thereof. These risks, uncertainties and contingencies include, but are not limited to, (a) the completion of the transaction described in this press release, (b) the impact of this transaction and the contemplated investment of the sale proceeds and (c) those disclosed in PAC's filings with the Securities and Exchange Commission. PAC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Additional Information
The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to its Series A1/M1 Redeemable Preferred Stock Offering, will arrange to send you a prospectus if you request it by calling John A. Isakson at (770) 818-4109, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.
The Series A1/M1 Redeemable Preferred Stock Offering prospectus, dated October 22, 2019, can be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/1481832/000148183219000097/a424b5-2019seriesamshares.htm

SOURCE: Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc.
John A. Isakson 770-818-4109
Chief Financial Officer
Email: jisakson@pacapts.com

Preferred Apartment Communities, Inc.
Paul Cullen  770-818-4144
Executive Vice President-Investor Relations
Email: InvestorRelations@pacapts.com